Exhibit 10.3

SECOND AMENDMENT TO THIRD CONSOLIDATED, AMENDED AND RESTATED

REVOLVING CREDIT CONSTRUCTION LOAN AGREEMENT AND WAIVER

THIS SECOND AMENDMENT TO THIRD CONSOLIDATED, AMENDED AND RESTATED REVOLVING CREDIT CONSTRUCTION LOAN AGREEMENT AND WAIVER (hereinafter referred to as this “Amendment”), is made as of March 17, 2008, by and among WCI COMMUNITIES, INC., a Delaware corporation (“Borrower”), BAY COLONY-GATEWAY, INC., a Delaware corporation, RESORT AT SINGER ISLAND PROPERTIES, INC., a Florida corporation and WCI TOWERS NORTHEAST U.S.A., INC., a Delaware corporation (each a “Guarantor”, collectively “Guarantors”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, (“Wachovia”) as Agent for itself and the Lenders (as defined herein) and Lenders.

BACKGROUND

WHEREAS, Borrower is the borrower under that certain Third Consolidated, Amended and Restated Revolving Credit Construction Loan Agreement dated as of September 22, 2005, as amended by that certain First Amendment to Third Consolidated, Amended and Restated Revolving Credit Construction Loan Agreement dated as of August 17, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) with Wachovia as the administrative agent (“Agent”) for itself and the other Lenders party thereto;

WHEREAS, Borrower is also the borrower under (i) that certain Senior Term Loan Agreement dated as of December 23, 2005 as amended by that certain First Amendment of Term Loan Agreement dated as of June 30, 2006, that certain Second Amendment of Term Loan Agreement dated as of April 5, 2007, that certain Third Amendment of Term Loan Agreement dated as of August 17, 2007, and that certain Fourth Amendment of Term Loan Agreement dated as of January 16, 2008 (by and among Borrower, KeyBank National Association, as Administrative Agent, and the Lenders defined therein (as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time, the “Senior Term Loan Agreement”), and (ii) that certain Senior Unsecured Revolving Credit Agreement dated as of June 13, 2006, as amended by, that certain First Amendment to Credit Agreement dated as of March 31, 2007, that certain Second Amendment to Credit Agreement dated as of August 17, 2007, and that certain Third Amendment to Credit Agreement dated as of January 16, 2008 (as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time, the “Senior Revolving Credit Agreement”);

WHEREAS, all capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement;

WHEREAS, Guarantors have guaranteed Borrower’s obligations under the Loan Agreement;

WHEREAS, Borrower has advised Agent that it has reduced the amount of its outstanding Borrower’s Requisition of Advance dated March 10, 2007 from $36,422,823 to $25,000,000;

WHEREAS, Borrower has requested that Lenders waive a particular Event of Default under the Loan Agreement;

WHEREAS, Borrower has also requested that Agent and Lenders modify certain terms and covenants of the Loan Agreement such that the Borrower may maintain administrative and operational management consistencies as amongst the governing provisions of the Loan Agreement, the Senior Term Loan Agreement and the Senior Revolving Credit Agreement; and

WHEREAS, Agent, Lenders and Borrower have agreed to enter into this Amendment to so modify the Loan Agreement as hereinafter set forth.

NOW THEREFORE, in exchange for the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree, covenant, warrant and represent as follows:

1.      Amendments to Section 1.1 of the Loan Agreement.

(a)      Section 1.1 of the Loan Agreement, Definitions, is hereby modified and amended by deleting the definition of “Eligible Assignee” and by substituting the following therefor:

“Eligible Assignee. As of the date of determination, any of (a) a Lender that is a party to this Agreement; (b) an Affiliate of such a Lender; and (c) any other Person (other than a natural person) approved by Agent (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (A) Borrower or any of Borrower’s Affiliates or Subsidiaries or (B) any other Person that conducts (or is an Affiliate of a person that conducts) any businesses that are substantially similar to any of the Core Businesses and would reasonably be deemed to be a competitor of the Borrower.”

(b)      Section 1.1 of the Loan Agreement, Definitions, is hereby modified and amended by adding the following new definitions of “Available Committed Loan”, “Cash Flow from Operations to Debt Service Requirement”, “Collateral Agent”, “Cross-Collateralization Documents”, “EBITDA to Fixed Charges Requirement”, “Liquidity Amount”, “Minimum Available Liquidity Requirement”, “Revolving Credit Obligations”, “Second Amendment”, “Second Amendment Date”, “Section 7.16(a) Requirement”, “Senior Revolving Credit Loans”, “Senior Term Loans”, “Shared Lien Obligations”, “Term Loan Obligations” and “Unrestricted Cash” as follows in appropriate alphabetical order:

“Available Committed Loan. As of any date, a “Borrowing” which would be permitted to be drawn pursuant to Article II of the Senior Revolving Credit Agreement (including that all applicable funding requirements pursuant to Section 4.02 of the Senior Revolving Credit Agreement are capable of being satisfied).

Cash Flow from Operations to Debt Service Requirement. The minimum ratio of Cash Flow from Operations to Debt Service (as such capitalized terms are defined in the Senior Revolving Credit Agreement and the Senior Term Loan Agreement, as applicable) required, after giving effect to any waiver or amendment under the Senior Revolving Credit Agreement and the Senior Term Loan Agreement entered into on or before March 31, 2008, for Borrower to be in compliance as of March 31, 2008 with the Section 7.16(a) Requirement (assuming it does not meet either the EBITDA to Fixed Charges Requirement or the Minimum Available Liquidity Requirement).

Collateral Agent. Bank of America, N.A., as collateral agent for Senior Revolving Credit Lenders and Senior Term Lenders pursuant to the terms of the Senior Revolving Credit Agreement and Senior Term Loan Agreement.

Cross-Collateralization Documents. As defined in the Second Amendment.

EBITDA to Fixed Charges Requirement. The minimum ratio of EBITDA to Fixed Charges (as each such capitalized term is defined in the Senior Revolving Credit Agreement or the Senior Term Loan Agreement, as the case may be) required as of March 31, 2008, after giving effect to any waiver or amendment under the Senior Revolving Credit Agreement and the Senior Term Loan Agreement entered into on or before March 31, 2008, to enable Borrower to satisfy the Section 7.16(a) Requirement as of March 31, 2008 without having to demonstrate that it meets the Cash Flow from Operations to Debt Service Requirement, assuming that Borrower did not meet the Minimum Available Liquidity Requirement.

Liquidity Amount. The sum of the Borrower’s Unrestricted Cash and the Available Committed Loans under the Senior Revolving Credit Agreement.

March 31, 2008 Advance. See Section 2.1 of this Agreement.

Minimum Available Liquidity Requirement. $125,000,000 or such lesser amount as shall, after giving effect to any waiver or amendment under the Senior Revolving Credit Agreement and the Senior Term Loan Agreement entered into on or before March 31, 2008, be sufficient to enable Borrower to satisfy the Section 7.16(a) Requirement as of March 31, 2008 without having to demonstrate that it meets the Cash Flow from Operations to Debt Service Requirement, assuming that Borrower did not meet the EBITDA to Fixed Charges Requirement.

Revolving Credit Obligations. See Section 9.21.2 of this Agreement.

Second Amendment. The Second Amendment to Third Consolidated, Amended and Restated Revolving Credit Construction Loan Agreement dated as of the Second Amendment Date executed by and among Borrower, Guarantor, Agent, the other Lenders party thereto.

Second Amendment Date. March 17, 2008.

Section 7.16(a) Requirement. The circumstances that must exist in order for Borrower to be in compliance as of March 31, 2008 with Section 7.16(a) of each of the Senior Revolving Credit Agreement and the Senior Term Loan Agreement.

Senior Revolving Credit Loans. The loans made to Borrower outside this Agreement pursuant to the Senior Revolving Credit Agreement.

Senior Term Loan. The term loan made to Borrower outside this pursuant to the Senior Term Loan Agreement.

Shared Lien Obligations. See Section 9.21.2 of this Agreement.

Term Loan Obligations. See Section 9.21.2 of this Agreement.

Unrestricted Cash. As defined in the Senior Revolving Credit Agreement.

In addition, all references in the Loan Agreement to Senior Unsecured Revolving Credit Agreement shall be deemed to read “Senior Revolving Credit Agreement”, as herein defined.

2.      Amendment to Section 2.1 of the Loan Agreement. Section 2.1 of the Loan Agreement, Agreement to Make Advances, is hereby modified and amended by adding the following sentence to the end of Section 2.1 thereof as follows:

“Notwithstanding the foregoing, after the Second Amendment Date, no further Advances under this Agreement shall be permitted except for one further Advance (subject to the requirements set forth in this Section 2.1 and in Article 12) to be funded on March 31, 2008 (the “March 31, 2008 Advance”) in an amount equal to the lesser of (a) $11,400,000 and (b) an amount sufficient, when added to Borrower’s estimated Unrestricted Cash as of March 31, 2008 (as certified in reasonable detail to the satisfaction of Agent), to result in the Liquidity Amount equaling $125,000,000; provided, however, that Lenders shall in no event be obligated to fund the amount described in clause (a) of this sentence unless Borrower shall have provided Agent with evidence satisfactory to Agent that, after giving effect to the increase in the Borrower’s Unrestricted Cash as of March 31, 2008 resulting from such Advance, Borrower will satisfy the Minimum Available Liquidity Requirement.”

3.      Amendments to Section 2.6. of the Loan Agreement.

(a)      Section 2.6 of the Loan Agreement, Reduction of Loan Amount, is hereby modified and amended by deleting the proviso in the first sentence of Section 2.6.1 in its entirety.

(b)      Section 2.6 of the Loan Agreement, Reduction of Loan Amount, is hereby modified and amended by adding the following to the end of Section 2.6.2 thereof as follows:

“Notwithstanding the foregoing, on or before the fifth (5th) Business Day of each calendar month, commencing in May 2008 and continuing until the Obligations hereunder have been paid in full, Borrower shall be required to exercise its option as set forth in this Section 2.6.2 to reduce the unused portion of the Loan Amount (resulting in a corresponding reduction of the aggregate Commitments of the Lenders) by the maximum amount which (taking into account the minimum and incremental amounts contemplated in this Section) would neither (i) cause the Outstanding Advances to exceed the amount of the reduced Loan Amount or reduced Commitments, or (ii) exceed the aggregate amount of Net Sales Proceeds (Actual) received by Agent after March 31, 2008 for which a reduction has not previously been made pursuant to this sentence.”

4.      Amendment to Section 6.3 of the Loan Agreement. Section 6.3 of the Loan Agreement, Payment of Proceeds; Release of Collateral, is hereby modified and amended by deleting Sections 6.3.2, 6.3.3 and 6.3.4 in their entirety and by substituting the following therefor as a new Section 6.3.2:

“6.3.2 With respect to any Project, until such time that either (i) all of the Units, cabanas, and appurtenances in a Project have been released pursuant to Section 6.3.1 above and there shall not remain any Land or other assets owned by Borrower or any Guarantor subject to the Security Instruments with respect to such Project, or (ii) the outstanding Obligations hereunder have been paid in full in cash, such Project shall not be released from the applicable Security Instruments or removed from the Loan.

Upon the full and complete release of a Project owned by a Guarantor, Agent and Lenders shall release such Guarantor from its Guaranty (but not under its applicable Indemnity Agreement), assuming such Guarantor does not own any other Projects at the time of such release.”

5.      Amendment to Section 9.5 of the Loan Agreement. Section 9.5 of the Loan Agreement, Records and Accounts, is hereby modified and amended by adding the following sentence to the end of Section 9.5 thereof as follows:

“Borrower and each Guarantor shall conduct its cash management process, including the collection of account receivables, the payment of accounts payable, the establishment, maintenance and closing of bank accounts, and the deposit and sweep arrangements in and between such accounts, in the ordinary course of business and in a manner consistent with its past practice.”

6.      Amendment to Section 9.6 of the Loan Agreement. Section 9.6 of the Loan Agreement, Financial Statements, Certificates and Information, is hereby modified and amended by adding the following to the end of Section 9.6.3 thereof as follows:

“In conjunction with Borrower’s delivery of the quarterly compliance certificate for the quarter ended March 31, 2008, the Responsible Officer will demonstrate to the Agent in reasonable detail in such compliance certificate (a) the actual

Liquidity Amount as of March 31, 2008, (b) Borrower’s ratio of EBITDA to Fixed Charges (as such capitalized terms are defined in the Senior Revolving Credit Agreement) and whether, as of March 31, 2008, Borrower met the EBITDA to Fixed Charges Requirement, and (c) Borrower’s ratio of Cash Flow from Operations to Debt Service (as such capitalized terms are defined in the Senior Revolving Credit Agreement) and whether, as of March 31, 2008, Borrower met the Cash Flow from Operations to Debt Service Requirement. If such compliance certificate reflects that (x) Borrower’s actual Liquidity Amount exceeded the Minimum Available Liquidity Requirement, Borrower shall immediately make a cash payment to the Agent against the outstanding balance of the Loans equal to the amount of such excess (not to exceed the amount of the March 31, 2008 Advance), or (y) Borrower met the EBITDA to Fixed Charges Requirement, Borrower shall immediately make a cash payment to the Agent against the outstanding balance of the Loans equal to the March 31, 2008 Advance, or (z) Borrower met the Cash Flow from Operations to Debt Service Requirement, Borrower shall immediately make a cash payment to the Agent against the outstanding balance of the Loans equal to the March 31, 2008 Advance; provided, however, Borrower shall only be required to make one cash payment of the greatest amount of (x), (y) and (z).”

7.      Amendment to Section 9.21.2 of the Loan Agreement. Section 9.21.2 of the Loan Agreement, Regarding Preservation of Collateral, is hereby modified and amended by adding the following to the end of Section 9.21.2 thereof as follows:

“Without limiting the foregoing, Borrower hereby consents to any agreements among Agent, the Required Lenders under this Agreement, the agent and the requisite lenders with respect to the Senior Revolving Credit Agreement, the Senior Revolving Credit Loans, the agents and requisite lenders with respect to the Senior Term Loan Agreement and the Senior Term Loan, and/or Collateral Agent to allow the Borrower and Guarantors to directly or indirectly grant subordinate Liens on the Collateral to secure the Senior Revolving Credit Loans and the other “Obligations” (as defined in the Senior Revolving Credit Agreement) (collectively, the “Revolving Credit Obligations”), and the Senior Term Loan and the other “Obligations” (as defined in the Senior Term Loan Agreement; (collectively, the “Term Loan Obligations” and together with the Revolving Credit Obligations, the “Shared Lien Obligations”) and/or grant directly or indirectly subordinate Liens on collateral securing the Shared Lien Obligations, to Agent for the benefit of Lenders in order to secure the Obligations (as defined herein), and Borrower hereby agrees to, and to cause each Guarantor to, execute and deliver, and to cause each other Guarantor to execute such other agreements, documents, assignments, statements or instruments as Agent may from time to time reasonably request to evidence such Liens.”

8.      Amendment to Section 9.24.1 of the Loan Agreement. Section 9.24.1 of the Loan Agreement, Net Sale Proceeds (Projected) is hereby modified and amended by deleting the proviso in the first sentence of Section 9.24.1 and by substituting the following therefor:

“provided, that Borrower may cure any noncompliance with this covenant by making such cash payment against the outstanding balance of the Loan as may be necessary to comply with such covenant.”

9.      Amendment to Section 10.1 of the Loan Agreement. Section 10.1 of the Loan Agreement, Restriction on Leases and Sales Contracts, is hereby modified and amended by deleting in Section 10.1.5 the reference to Section 6.3.2(i) listed in the introductory paragraph of Section 10.1.5 in its entirety.

10.    Amendment to Section 10.1 of the Loan Agreement. Section 10.1 of the Loan Agreement, Restriction on Leases and Sales Contracts, is hereby modified and amended by deleting in Section 10.1.7 the reference to Section 6.3.2(i) listed in Section 10.1.7 in its entirety.

11.    Amendment to Section 10.4 of the Loan Agreement. Section 10.4 of the Loan Agreement, Restriction on Liens; Etc, is hereby modified and amended by adding the following sentence to the end of Section 10.4 thereof as follows:

“In addition to the foregoing, Liens in the Collateral shall be permitted to secure any or all of the Shared Lien Obligations, so long as (i) such Liens are subordinated to the Security Documents in a manner acceptable to Agent and (ii) Agent has been, or is contemporaneously, granted Liens, for the benefit of Lenders, in any collateral securing the Shared Lien Obligations that are subordinated on substantially the same basis, or otherwise on terms that, in the judgment of Agent, are no less favorable to Agent and Lenders than the subordination terms referred to in clause (i).”

12.    Amendments to Section 13.1 of the Loan Agreement.

(a)      Section 13.1 of the Loan Agreement, Events of Default, is hereby modified and amended by adding new clause (iii) to the end of Section 13.1.1 as follows:

“(iii) as of the due date thereof, any amount required to be paid under Section 9.6.3.; provided that to the extent such failure is caused by an error or omission of an administrative or operational nature and funds are available on such due date to enable Borrower to make such payment, then such failure shall not constitute an Event of Default unless such failure continues for three (3) Business Days after such due date, or”

(b)      Section 13.1 of the Loan Agreement, Events of Default, is hereby modified and amended by deleting the punctuation after Section 13.1.23 and inserting an “; or” at the end thereof and by adding new Section 13.1.24 as follows:

“13.1.24 Borrower and Guarantors, or any of them, shall fail to execute and deliver to Agent and Collateral Agent the Cross-Collateralization Documents in accordance with Paragraph 18 of the Second Amendment and continuance of such failure for a period of five (5) Business Days after notice thereof from Agent to Borrower or such Guarantor, as applicable; or

13.    Amendment to Article 15 of the Loan Agreement. Article 15 of the Loan Agreement, EXPENSES, is hereby modified and amended by adding the following sentence to the end of clause (e) of Article 15 thereof as follows:

“Without limiting the foregoing, Borrower acknowledges that Agent and/or its counsel may engage one or more financial consultants, including, without limitation, Capstone Advisory Group, LLC, to advise Agent, its counsel, and/or Lenders and that Borrower shall be obligated, promptly following demand by Agent, to pay all reasonable fees and expenses of such financial consultants (including any retainers); and”

14.    Amendment to Section 20.13 of the Loan Agreement. Section 20.13 of the Loan Agreement, Transfers, is hereby modified and amended by deleting the introductory paragraph to Section 20.13.1 in its entirety and by substituting the following therefor:

“20.13.1      No Lender shall transfer its interest in the Loan or the Loan Documents without the prior written consent of Agent, which consent of Agent shall not be unreasonably withheld or delayed, provided that each such transfer (“Transfer”) shall comply with the following:”

15.    Waiver.

(a)      Pursuant to Section 9.6.1 of the Loan Agreement, Borrower is required to deliver to Agent, as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries, as determined in accordance with GAAP, as at the end of such Fiscal Year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year (the “Annual Financial Statements”), setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Agent, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit. Borrower has notified Agent that the Annual Financial Statements for the Fiscal Year ended December 31, 2007 will be subject to a “going concern” qualification (the “Going Concern Qualification”). As a result, Borrower is requesting that the Required Lenders waive any Default or Event of Default arising as a result of the Annual Financial Statements for the fiscal year ended December 31, 2007 being subject to the Going Concern Qualification (the “Subject Event of Default”).

(b)      Subject to the terms and conditions set forth herein, Agent and each Lender that executes this Amendment hereby agrees to waive the Subject Event of Default.

16.    No other Amendments or Waivers. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided above, operate as an amendment, consent or waiver of any right, power or remedy of Agent or Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute an amendment, consent or waiver of any provision of the Loan Agreement or any of the other Loan Documents. Except for the amendments and waiver expressly set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect and Borrower hereby ratifies and confirms its obligations thereunder. This Amendment shall not (i) constitute a modification of the Loan Agreement or a course of dealing with Agent or Lenders at variance with the Loan Agreement such as to require further notice by Agent or Lenders to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, (ii) impair Agent’s or any Lender’s rights to insist upon strict compliance with the Loan Agreement, as amended or otherwise modified hereby, or the other Loan Documents, or (iii) extend to any other Loan Document. The execution of this Amendment is without prejudice to Lenders exercising any and all rights and remedies available to them under the Loan Agreement and applicable law upon any Event of Default, including any cross-default provisions, other than that set forth herein.

17.    Conditions of Effectiveness. This Amendment shall become effective as of the date hereof when and only when, Agent, on behalf of Lenders, shall have received, in form and substance satisfactory to it, the following:

(c)      counterparts of this Amendment duly executed by Borrower, each Guarantor and the Required Lenders;

(d)      evidence reasonably satisfactory to Agent that, simultaneously with the effectiveness of this Amendment, the provisions of the Senior Term Loan Agreement and the Senior Revolving Credit Agreement have been waived to the extent necessary to correspond to the waiver with respect to the Subject Event of Default set forth in this Amendment; and

(e)      payment of all reasonable and documented fees and expenses, payable to Agent, in connection with the execution and delivery of this Amendment, including, without limitation, reasonable and documented fees and expenses of Agent’s co-counsel, Davis Polk & Wardwell and Powell Goldstein LLP and the financial consultant, Capstone Advisory Group, LLC.

18.    Cross-Collateralization. Borrower and each Guarantor covenant to cooperate with Agent in connection with the cross-collateralization process contemplated in Section 9.21.2, and to provide, execute and deliver promptly upon request, and in any event within five (5) Business Days, all documentation necessary or requested by Agent from time to time for the purpose of cross-collateralization of the Obligations and the Shared Lien Obligations as contemplated in Section 9.21.2 (collectively the “Cross-Collateralization Documents” such documentation to be provided by Agent).

19.    Representations. Borrower and each Guarantor acknowledge, agree, represent, and warrant to Agent and Lenders as to itself as follows:

(a)      It is a corporation organized, validly existing and in good standing under the laws of the State of its incorporation;

(b)      The execution, delivery and performance by it of this Amendment are within its legal powers, have been duly authorized by all necessary corporate action and do not contravene (i) its organizational documents, or (ii) in any material respect applicable law or any material contractual restriction binding on or affecting such Person;

(c)      Except for approvals which have been obtained, no material authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, is required for the due execution, delivery and performance by such Person of this Amendment;

(d)      After giving full effect to this Amendment, the Loan Agreement is in full force and effect and enforceable against such Person according to its respective terms and provisions, except as enforceability is limited by any Debtor Relief Laws or general equitable principles, and Borrower ratifies and affirms the same;

(e)      All representations and warranties made by such Person in the Loan Documents are true and correct in all material respects on and as of the date of this Amendment, except to the extent that (i) any of them speak to a different specific date (in which case such representations and warranties are true and correct in all material respects as of such specific date), or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Loan Agreement; and

(f)      After giving effect to this Amendment, no Default or Event of Default exists.

20.    Ratifications. Borrower and each Guarantor (a) ratify and confirm all provisions of the Loan Documents as amended by this Amendment, (b) ratify and confirm that all guaranties and assurances, granted, conveyed, or assigned to Agent and Lenders under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee and assure full payment and performance of the present and future Obligations, (c) agree to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as Agent or Lenders may reasonably request in order to create, preserve and protect those guaranties and assurances, (c) confirm and agree that Borrower is truly and justly indebted to Agent and Lenders in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever, (d) reaffirm and admit the validity and enforceability of the Liens in the Collateral which were granted pursuant to the Loan Documents and otherwise and reaffirm and agree that such Liens are in all respects in full force and effect and secure the payment of the Obligations, and (e) agree to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as Agent or Lenders may reasonably request in order to create, preserve and protect those guaranties and assurances.

21.    Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended or otherwise modified hereby.

22.    Estoppel and Release. As a material inducement to Agent and Lenders to enter into this Amendment, and by its execution hereof, Borrower and each Guarantor reaffirm, as the date hereof, all of the representations, warranties and indemnities made by it contained in the Loan Documents, as amended hereby, and further, Borrower and each Guarantor hereby represent and warrant to Agent and Lenders and covenant and agree that it does not have any claims, offsets, counterclaims or defenses against Agent or any Lender or with respect to any indebtedness evidenced or secured by any of the Loan Documents. Borrower and each Guarantor hereby unconditionally release Agent and each Lender from any and all liabilities, claims and causes of action in connection with the Loan Documents and any other matter related or connected with the Loan that is known to Borrower and which has or may have accrued in favor of Borrower prior to the date hereof.

23.    Expenses. Borrower agrees to pay, without duplication of any payments made, all reasonable costs, fees and expenses (including attorneys fees of Agent’s co-counsel, Davis Polk & Wardwell and Powell Goldstein LLP) incurred by Agent in connection with the Loan Agreement, including in connection with the preparation and negotiation of this Amendment and all ancillary documents contemplated hereby (including the Cross-Collateralization Documents), and to pay all documentary stamp, intangible and recording taxes and fees and costs incurred in connection with the preparation, negotiation, filing and recording of the Cross-Collateralization Documents. Payment of the foregoing costs, fees, taxes and other expenses shall be secured by the Loan Documents.

24.    Loan Document. This Amendment is a “Loan Document” as defined in the Loan Agreement and is entitled to all the benefits of the Loan Agreement. In the event of any conflict between the terms of this Amendment and the Loan Agreement, the terms of the Loan Agreement shall prevail.

25.    No Discharge of Guarantors. By signing this Amendment, each Guarantor made a party hereto expressly consents to the terms and provisions of this Amendment and each Guarantor (a) acknowledges and agrees that this Amendment shall not alter, impact, or effect a discharge in any fashion any of its obligations under its Guaranty agreements executed in connection with the Loan Agreement, and (b) acknowledges and agrees that its Guaranty is in full force and effect and each ratifies and affirms the same.

26.    Acknowledgment by Lenders. Each Lender executing this Amendment hereby acknowledges and ratifies the engagement by Agent of Davis Polk & Wardwell as its co-counsel and the engagement by Agent and/or its co-counsel, Davis Polk & Wardwell and Powell Goldstein LLP of one or more financial consultants, including, without limitation, Capstone Advisory Group, LLC to advise Agent, its co-counsel, and/or Lenders.

27.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflict of laws principles thereof.

28.    Miscellaneous. This Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and any transactions contemplated hereby. Neither this Amendment nor any of the Loan Documents may be changed, waived, discharged or terminated expect as provided in Article 29 of the Loan Agreement. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof. Time is of the essence with respect to this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed under seal as of the date first above written.

BORROWER:

WCI COMMUNITIES, INC., a Delaware corporation

By:
Ernest J. Scheidemann
Vice President and Treasurer

Address:	24301 Walden Center Drive
Bonita Springs, Florida 34134

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GUARANTORS:

BAY COLONY-GATEWAY, INC., a Delaware corporation

By:
Ernest J. Scheidemann,
Vice President and Treasurer

RESORT AT SINGER ISLAND PROPERTIES, INC., a Florida corporation

By:
Ernest J. Scheidemann,
Vice President and Treasurer

WCI TOWERS NORTHEAST U.S.A., INC., a Delaware corporation

By:
Ernest J. Scheidemann,
Vice President and Treasurer

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WACHOVIA:

WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Agent and as a Lender

By:
Name:
Title:

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LENDERS:

BANK OF AMERICA, N.A., a national banking association

By:
Name:
Title:

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REGIONS BANK, an Alabama state chartered bank

By:
Name:
Title:

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SUNTRUST BANK, a Georgia corporation

By:
Name:
Title:

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GUARANTY BANK, a federal savings bank

By:
Name:
Title:

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U.S. BANK NATIONAL ASSOCIATION, a national banking association

By:
Name:
Title:

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BANKUNITED, F.S.B., a federal savings bank

By:
Name:
Title:

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CITIBANK, N.A.

By:
Name:
Title:

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KEYBANK NATIONAL ASSOCIATION, a national banking association

By:
Name:
Title:

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COMERICA BANK, a Michigan banking corporation

By:
Name:
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BRANCH BANKING & TRUST CO., a North Carolina corporation

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COLONIAL BANK , an Alabama banking corporation

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